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                                                                    EXHIBIT 10.3




                             SETTLEMENT AND RELEASE

THIS SETTLEMENT AND RELEASE ("Release") is entered into as of the 11th day of March, 2003 between Arris Interactive L.L.C. ("Arris") and Nortel Networks Inc. ("Nortel Networks").

WHEREAS, Nortel Networks and Arris are parties to a Sales Representation Agreement dated as of August 3, 2001 (the "Agreement");

AND WHEREAS, the parties wish to settle a dispute that arose in connection with the Agreement and certain other matters;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by all of the parties, the parties hereto hereby agree as follows:

1. Nortel Networks and Arris agree that the amount owed by Arris to Nortel Networks under the Agreement is $10,800,000.

2. It is further agreed that there shall be no further Sales Commission (as defined in the Agreement) due under the Agreement, and that the Agreement is terminated effective as of the date of this Release.

3. Nortel Networks and Arris agree that the net amount owed by Nortel Networks to Arris in connection with products sold in Japan by a Nortel Networks affiliate is $1,256,000 (the "Japan Payable").

4. It is agreed that the amount owed by Nortel Networks to Arris will be deducted from the amount owed by Arris to Nortel Networks so that only the net amount of $9,544,000 (the "Net Settlement Amount") will be paid.

5. Arris shall pay the Net Settlement Amount by wire transfer in immediately available funds to a bank account designated by Nortel Networks so that Nortel Networks receives such amount as soon as practicable but in no event later than the close of the business day following the date of Arris Group, Inc.'s receipt of funds in connection with the closing of the "Note Offering" (as that term is defined in the letter agreement by and among Nortel Networks, Arris, and Arris Group, Inc. of even date herewith).

6. Arris together with its affiliates, and their directors, officers, employees, successors, assigns and agents hereby releases and forever discharges Nortel Networks together with its affiliates, and their directors, officers, employees, successors, assigns and agents from any and all claims, demands, debts, causes of actions, suits, express or implied warranties, covenants, contracts, agreements or promises whatsoever, arising prior to the date hereof, that Arris or its affiliates, or their directors, officers,


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         employees, successors, assigns or agents ever had, now have or may hereafter have against Nortel Networks or its affiliates, or their directors, officers, employees, successors, assigns or agents, by reason of any matter or thing arising out of or in connection with the Agreement or the Japan Payable.

7. Nortel Networks together with its affiliates, and their directors, officers, employees, successors, assigns and agents hereby releases and forever discharges Arris together with its affiliates, and their directors, officers, employees, successors, assigns and agents from any and all claims, demands, debts, causes of actions, suits, express or implied warranties, covenants, contracts, agreements or promises whatsoever, arising prior to the date hereof, that Nortel Networks or its affiliates, or their directors, officers, employees, successors, assigns or agents ever had, now have or may hereafter have against Arris or its affiliates, or their directors, officers, employees, successors, assigns or agents, by reason of any matter or thing arising out of or in connection with the Agreement or the Japan Payable.

8. Nortel Networks and Arris specifically agree that the foregoing releases shall not in any way affect their respective obligations and duties contained in this Release. As such, Nortel Networks and Arris specifically retain and preserve any claims arising out of a breach of this Release. It is understood that the terms of this Release do not apply to any matter between the parties other than as specifically provided herein, and for greater certainty, this Release is not intended to relieve either party of any obligations assumed under the Assignment and Sale Agreement made between the parties as of August 3, 2001.

9. This Release shall be void ab initio, the releases granted herein shall be of no effect, and no payments shall be required to be made hereunder, in the event that the "Option"(as that term is defined in the Option Agreement by and among Nortel Networks, Arris, and Arris Group, Inc. dated as of June 7, 2002) is not exercised in full immediately following the closing of the Note Offering.

10. This Release shall inure to and bind the parties hereto, their respective heirs, legal representatives, successors, assigns and anyone claiming by, through or under said parties.

11. This Release may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

12. This Release comprises the entire Release between Nortel Networks and Arris and no promise, inducement or representation other than herein set forth has been made, offered or agreed upon. This Release supersedes all prior agreements, understandings



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         or commitments concerning or relating to the subject matter of this
         Release and Nortel Networks and Arris acknowledge that the terms hereof are contractual in nature and not mere recitals.

13. Nortel Networks and Arris agree that this Release shall be governed in all respects by the laws of the State of New York, without reference to conflict of law principles.

14. No amendment of any provision of this Release shall be valid and binding unless the same shall be in writing and signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Release effective as of the date first above written.

NORTEL NETWORKS INC.

By:
   ---------------------------------------

Title:
      ------------------------------------



ARRIS INTERACTIVE L.L.C.

By: _______________________________

Title: ______________________________


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